United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Act of 1934

February 20, 2018

Date of Report (date of earliest event reported)

DELTIC TIMBER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12147	71-0795870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 East Elm Street, El Dorado, Arkansas	71730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (870) 881-9400

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

On February 20, 2018, Deltic Timber Corporation, a Delaware corporation (“Deltic Timber”) completed the previously announced merger contemplated by that certain Agreement and Plan of Merger, dated as of October 22, 2017 (the “Merger Agreement”), by and among Potlatch Corporation, a Delaware corporation (“Potlatch”), Portland Merger LLC, a Delaware limited liability company and wholly owned subsidiary of Potlatch (“Merger Sub”) and Deltic Timber. Pursuant to the Merger Agreement, Deltic Timber merged with and into Merger Sub, becoming a Delaware limited liability company with Merger Sub continuing as the surviving corporation (the “Merger”), Merger Sub was renamed PotlatchDeltic Timber, LLC and Potlatch was renamed PotlatchDeltic Corporation (“PotlatchDeltic”).

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which was attached as Exhibit 2.1 to Deltic Timber’s Current Report on Form 8-K filed with the SEC on October 23, 2017, and the terms of which are incorporated herein by reference.

Item 1.02	Completion of Acquisition or Disposition of Assets.

As of immediately prior to the effective time of the Merger, Deltic Timber had outstanding $100 million under a Term Loan Agreement (“Term Loan Agreement”) dated as of August 27, 2015 by and among Deltic Timber, American AgCredit, PCA, the administrative agent and the lenders party thereto. Effective as of the Merger, PotlatchDeltic assumed Deltic Timber’s obligations under the Term Loan Agreement pursuant to an Assumption Agreement, and Deltic Timber’s obligations terminated under that Term Loan Agreement.

Additionally, as of immediately prior to the effective time, Deltic Timber was party to that certain Second Amended and Restated Revolving Credit Agreement (the “Credit Facility”) dated as of November 18, 2014 and had outstanding a $29,688,750 letter of credit issued by SunTrust Bank (the “LOC”). Effective as of the Merger, PotlatchDeltic entered into a letter of credit agreement with SunTrust Bank to maintain the LOC and effectively assume the obligations thereunder and the Credit Facility was terminated.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information disclosed under the Introductory Note, Item 3.01 and Item 5.01 is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 20, 2018, Deltic Timber notified the New York Stock Exchange (the “NYSE”) of the effectiveness of the Merger. In connection therewith, Deltic Timber notified the NYSE that trading in Deltic Timber common stock should be suspended and the listing of Deltic Timber common stock on the NYSE should be removed, in each case prior to market open on February 21, 2018. In addition, Deltic Timber requested that the NYSE file with the Securities and Exchange Commission a notification of removal from listing on Form 25 to report that shares of Deltic Timber’s common stock are no longer listed on the NYSE. Trading in shares of Deltic Timber’s common stock was suspended before market open February 21, 2018, and shares of the Deltic Timber’s common stock will be delisted. In addition, Deltic Timber intends to file a certification on Form 15 to suspend its reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended.

Item 3.03	Material Modification to Rights of Security Holders.

In connection with the consummation of the Merger, each share of Deltic Timber’s common stock issued and outstanding immediately prior to the effective time of the Merger (other than shares owned directly or indirectly by PotlatchDeltic or Merger Sub) was automatically converted into the right to receive 1.80 shares (the “Exchange Ratio”) of PotlatchDeltic common stock (the “Merger Consideration”), with any fractional shares of PotlatchDeltic common stock resulting from such conversion canceled in exchange for a cash payment. Upon the effective time of the Merger, Deltic Timber’s shareholders immediately prior to the effective time of the Merger ceased to have any rights as shareholders in Deltic Timber (other than their right to receive the Merger Consideration).

Additionally, at the effective time, outstanding Deltic Timber stock options vested in full and were converted into options to purchase shares of PotlatchDeltic common stock on the same terms and conditions (other than vesting) as were applicable under the related stock option award. In addition, at the effective time, and with limited exceptions, all outstanding Deltic Timber restricted stock awards vested in full, the restrictions and forfeiture conditions with respect thereto lapsed and expired and each share of Deltic Timber common stock underlying such Deltic Timber restricted stock awards were converted into shares of PotlatchDeltic common stock based on the Exchange Ratio. At the effective time of the Merger, all outstanding Deltic Timber performance-based restricted stock awards vested at 200% of target, and each share of Deltic Timber common stock underlying any such performance-based restricted stock awards were converted into shares of PotlatchDeltic common stock based on the Exchange Ratio. Any fractional shares of PotlatchDeltic Common Stock resulting from the conversion of any Deltic Timber equity awards were cancelled in exchange for a cash payment.

Item 5.01	Changes in Control of the Registrant.

As described in the Introductory Note, pursuant to the Merger Agreement, on February 20, 2018, Deltic Timber merged with and into Merger Sub and, accordingly, a change in control of Deltic Timber occurred. The disclosure set forth in the Introductory Note, Item 3.03 and Item 5.02 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, Deltic Timber merged with and into Merger Sub, which as a limited liability company, does not have a board of directors and is governed by its sole member, PotlatchDeltic. Therefore, as of the effective time, each of Deborah Cannon, Randolph Coley, John D. Enlow, Sr., Bert Jones, Rev. Dr. Christoph Keller III, D. Mark Leland, David Lemmon, Robert Madison Murphy, Robert Nolan, Robert Pierson, Jr., John Thurston Roach, Lenore Sullivan and Robert Tudor III, who were members of the Board of Directors of Deltic Timber were no longer members of the board of directors of Deltic Timber and the officers of Deltic Timber were no longer officers of Deltic Timber. Pursuant to the Merger Agreement, Rev. Dr. Christoph Keller, III, D. Mark Leland, R. Hunter Pierson, Jr. and Lenore M. Sullivan were appointed to the PotlatchDeltic Board of Directors.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, Deltic Timber merged with and into Merger Sub, with Merger Sub as the surviving entity. The certificate of formation and limited liability agreement of Merger Sub are filed as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On February 20, 2018, Deltic Timber held a special meeting of shareholders (the “Special Meeting”) in connection with the Merger Agreement and transactions contemplated thereby. Matters voted upon were (1) adoption of the Merger Agreement, pursuant to which Deltic Timber will be merged with and into Merger Sub and each outstanding share of Deltic Timber common stock will be converted into the right to receive 1.80 shares of PotlatchDeltic common stock (the “Merger Proposal”); (2) adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal (the “Adjournment Proposal”); and (3) approval, by a non-binding, advisory vote, the compensation that may be paid or become payable to Deltic Timber’s named executive officers in connection with the completion of the Merger (the “Compensation Proposal”).

The voting results for each of the matters submitted to the Deltic Timber shareholders are as follows:

(1) Merger Proposal:

	Number of Shares Voted	Percentage of Outstanding Votes
Votes For	10,286,489	84.40%
Votes Against	7,581	0.06%
Votes Abstained	81,821	0.70%

(2) Adjournment Proposal:

	Number of Shares Voted	Percentage of Votes Cast
Votes For	9,867,005	95.10%
Votes Against	7,581	4.30%
Votes Abstained	81,821	0.60%

(3) Compensation Proposal:

	Number of Shares Voted	Percentage of Votes Cast
Votes For	6,388,472	61.60%
Votes Against	3,900,502	37.60%
Votes Abstained	86,917	0.80%

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 22, 2017, among Potlatch Corporation, Portland Merger LLC, and Deltic Timber Corporation (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed on October 23, 2017)

3.1	Certificate of Formation

3.2	Limited Liability Company Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2018

POTLATCHDELTIC TIMBER, LLC
(f/k/a Deltic Timber Corporation)

By:	/s/ Lorrie D. Scott
Name:	Lorrie D. Scott
Title:	Vice President, General Counsel and Corporate Secretary